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EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Quality Dining, Inc. on Form S-8 (File No. 33-84698 and File No. 333-38571) of our report dated December 18, 1998, on our audits of the consolidated financial statements of Quality Dining, Inc. as of October 25, 1998 and October 26, 1997, and for the fifty-two week periods ended October 25, 1998, October 26, 1997 and October 27, 1996, which report is included in the amended to the Annual Report on Form 10-K/A.




PricewaterhouseCoopers LLP

Chicago, Illinois

April 12, 1999